SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                               ----------------

                                   FORM 8-A/A
                                 Amendment No. 2

         For Registration of Certain Classes of Securities Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

                                  OPTIKA INC.
            (Exact Name of Registrant as Specified in Its Charter)

                       Delaware                        95-4154552
----------------------------------------          ------------------
(State of Incorporation or Organization)            (IRS Employer
                                                  Identification No.)

              7450 Campus Drive, 2nd Floor
              Colorado Springs, Colorado                      80920
----------------------------------------------       -----------------------
      (Address of Principal Executive Offices)                (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates (if applicable): Not applicable.

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class       Name of Each Exchange on Which
      to be so Registered       Each Class is to be Registered
      -------------------       ------------------------------

               None                                      None

Securities to be registered pursuant to Section 12(g) of the Act:

                   Series B Preferred Stock Purchase Rights
                                (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered.

      Reference is hereby made to the Registration Statement on Form 8-A (File No. 000-28672) filed with the SEC on July 18, 2001 (the "Form 8-A") by Optika Inc. ("Optika"), and Amendment No. 1 on Form 8-A/A (File No. 000-28672) filed by Optika with the SEC on January 25, 2002 ("Amendment No. 1"), relating to the Rights Agreement between Optika and the Rights Agent named therein. The information contained in this Amendment No. 2 on Form 8-A/A supplements and amends the information contained in the Form 8-A and Amendment No. 1.

      Optika and Computershare Trust Company, Inc., as Rights Agent, executed an Amended and Restated Rights Agreement, dated as of July 29, 2002 (the "Amended Agreement"), which amends and restates the Rights Agreement, as amended, to reflect the change of the Rights Agent from EquiServe Trust Company, N.A. to Computershare Trust Company, Inc.

      The Amended Agreement is incorporated herein by reference to Exhibit 4.1 hereto. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Amended Agreement.

Item 2.  Exhibits.

3.1 Certificate of Designation of the Series B Preferred Stock filed on July 18, 2001 (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 18, 2001).

4.1 Amended and Restated Rights Agreement dated as of July 29, 2002, by and between Optika Inc. and Computershare Trust Company, Inc., as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K dated July 29, 2002, filed with the Securities and Exchange Commission).

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 12, 2002             OPTIKA INC.

                               By: /s/ Steven M. Johnson
                                   ----------------------------
                               Steven M. Johnson, Executive Vice
                               President and Chief Financial Officer


                                  EXHIBIT INDEX

Exhibit         Description

  3.1 Certificate of Designation of the Series B Preferred Stock filed on July 18, 2001 (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 18, 2001).

  4.1 Amended and Restated Rights Agreement dated as of July 29, 2002, by and between Optika Inc. and Computershare Trust Company, Inc., as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K dated July 29, 2002, filed with the Securities and Exchange Commission).